Exhibit 10.4

Execution Version

TERM LOAN PLEDGE AGREEMENT

TERM LOAN PLEDGE AGREEMENT (this “Agreement”), dated as of November 9, 2012, among McJunkin Red Man Corporation, a Delaware corporation (the “Borrower”), MRC Global Inc., a Delaware corporation (the “Parent Pledgor”), each of the Subsidiaries of the Parent Pledgor listed on the signature pages hereto (each such Subsidiary being a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Parent Pledgor, the Subsidiary Pledgors and the Borrower are referred to collectively as the “Pledgors”) and U.S. Bank National Association, as Collateral Trustee (in such capacity, the “Collateral Trustee”) for the benefit of the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, reference is made to (a) that certain Term Loan Credit Agreement dated as of November 9, 2012 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) among the Borrower, the Parent Pledgor, the Subsidiary Pledgors named therein, the lending institutions from time to time party thereto (the “Lenders”), Bank of America, N.A., as Administrative Agent (the “Term Agent”) and the Collateral Trustee, pursuant to which the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein, and (b) that certain Collateral Trust Agreement dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time the “Collateral Trust Agreement”), by and among the Borrower, the Parent Pledgor, the Subsidiary Pledgors party thereto from time to time, the Term Agent and the Collateral Trustee;

WHEREAS, pursuant to the Term Guarantee Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee”), the Parent Pledgor and certain Subsidiaries of the Parent Pledgor party thereto as Guarantors have agreed to unconditionally and irrevocably guarantee, as primary obligor and not merely as surety, to the Term Agent, for the ratable benefit of the Guaranteed Parties (as defined therein), the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower’s obligations under the Credit Agreement and the other Guaranteed Obligations (as defined therein);

WHEREAS, pursuant to the Credit Agreement, each Pledgor is willing to secure (i) its obligations under the Credit Agreement and (ii) certain other Secured Obligations by pledging certain of the Equity Interests and Indebtedness beneficially owned by it to the Collateral Trustee, as contemplated by this Agreement;

WHEREAS, the proceeds of the Loans will be used in part to enable the Borrower to repay in full certain of its existing indebtedness that each Subsidiary Pledgor has unconditionally guaranteed and make valuable transfers to the Parent Pledgor and the Subsidiary Pledgors in connection with the operation of their respective businesses;

WHEREAS, each Pledgor acknowledges that it will derive substantial direct and indirect benefit from the making of the incurrence of the Loans and from the transactions contemplated by the Credit Documents and the other transactions contemplated by the other Term Priority Lien Documents;

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the Lenders obligation to make the Loans thereunder, that the Pledgors shall have shall have executed and delivered this Agreement to the Collateral Trustee for the ratable benefit of the Secured Parties;

WHEREAS, (a) Each of the Pledgors is the legal and beneficial owner of the Equity Interests (as defined below) described in Schedule 1 hereto and issued by the entities named therein (such Equity Interests, together with all other Equity Interests required to be pledged hereunder (the “After-acquired Shares”), are referred to collectively herein as the “Pledged Shares”), and (b) each of the Pledgors is the legal and beneficial owner of the Indebtedness (the “Pledged Debt”) described in Schedule 1 hereto and issued by the entities named therein, in each case as such schedule may be amended or supplemented pursuant to Section 9.13 of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and to induce the Term Agent and the Collateral Trustee to enter into the Credit Documents and to induce the Secured Parties to make their respective extensions of credit and other accommodations as set forth in the Term Priority Lien Documents, the Pledgors hereby agree with the Collateral Trustee for the benefit of the Secured Parties, as follows:

Section 1. Defined Terms.

(a) Unless otherwise defined herein, all capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings given to them in the Credit Agreement or, if not defined therein, in the UCC.

(b) The following terms shall have the following meanings:

“Additional Term Debt Facility” shall mean one or more debt facilities, credit agreements, note purchase agreements, commercial paper facilities, indentures or other agreements for which the requirements of Section 5.6 of the Intercreditor Agreement and the requirements of Section 3.8 of the Collateral Trust Agreement have been satisfied, in each case with banks, lenders, purchasers, investors or trustees, agents or other representatives of any of the foregoing providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables or interests in such receivables to such lenders or other persons or to special purpose entities formed to borrow from such lenders or other persons against such receivables or sell such receivables or interests in such receivables), letters of credit, notes, bonds or other borrowings or extensions of credit or issuances of debt securities, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time in accordance with each applicable document; provided that neither the Revolving Credit Agreement, the Term Loan Credit Agreement, any Subordinated Lien Debt Facility nor any Refinancing (as such terms are defined in the Intercreditor Agreement) of any of the foregoing in this proviso shall constitute an Additional Term Debt Facility at any time.

“Additional Term Documents” shall mean the Additional Term Debt Facility and the Additional Term Security Documents.

“Additional Term Secured Parties” shall mean, at any time, the Collateral Trustee, the trustee, agent or other representative of the holders of any Indebtedness under any Additional Term Debt Facility, the beneficiaries of each indemnification obligation undertaken by any Pledgor under any Additional Term Document and each other holder of, or obligee in respect of, or any holder or lender pursuant to any Additional Term Obligations (as defined in the Intercreditor Agreement) outstanding at such time; provided that the Term Secured Parties shall not be deemed Additional Term Secured Parties.

“Additional Term Security Documents” shall mean the Additional Term Debt Facility (insofar as the same grants a Lien on the Collateral) and all collateral trust agreements, security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, guarantees, notes and any other documents or instruments now existing or entered into after the date hereof that create Liens on any assets or properties of any Pledgor to secure any Secured Obligations of the Pledgors owed thereunder to any Additional Term Secured Parties or under which rights or remedies with respect to such Liens are governed.

“After-acquired Shares” shall have the meaning assigned to such term in the recitals hereto.

“Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Borrower” shall have the meaning assigned to such term in the preamble hereto.

“Collateral” shall have the meaning provided in Section 2 hereof.

“Collateral Trust Agreement” shall have the meaning assigned to such term in recitals hereto.

“Collateral Trustee” shall have the meaning assigned to such term in the preamble hereto.

“Credit Agreement” shall have the meaning assigned to such term in the recitals hereto.

“Designated Hedge Agreement” shall have the meaning assigned to such term in the Term Guarantee Agreement.

“Designated Hedge Provider” shall mean each Lender Counterparty party to a Designated Hedge Agreement, to the extent such Lender Counterparty has executed and delivered (i) a Collateral Trust Joinder (as defined in the Collateral Trust Agreement) in accordance with Section 3.8(a) of the Collateral Trust Agreement, (ii) a Guarantee Agreement Hedge Provider Joinder (as defined in the Term Guarantee Agreement) in accordance with Section 20 of the Term Guarantee Agreement and (iii) a Security Agreement Hedge Provider Joinder (as defined in the Term Security Agreement) in accordance with Section 8.2 of the Term Pledge Agreement.

“Equity Interests” shall mean, collectively, Stock and Stock Equivalents.

“Excluded Swap Obligation” shall mean, with respect to any Pledgor, any obligation (a “Swap Obligation”) to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the Guarantee of such Pledgor of, or the grant by such Pledgor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Intercreditor Agreement” shall have the meaning assigned to such term in Section 27.

“Lender Counterparty” shall mean each Lender or any Affiliate of a Lender that is a counterparty to a Designated Hedge Agreement (including any Person that ceases to be a Lender (or any Affiliate thereof) (a) on the date such Lender becomes a party to the Credit Agreement or (b) as of the date such Designated Hedge Agreement was entered into.

“Lenders” shall have the meaning assigned to such term in the recitals hereto.

“Parent Pledgor” shall have the meaning assigned to such term in the preamble thereto.

“Pledge Agreement Hedge Provider Joinder” shall have the meaning assigned to such term in Section 26 hereof.

“Pledged Debt” shall have the meaning assigned to such term in the recitals hereto.

“Pledged Shares” shall have the meaning assigned to such term in the recitals hereto.

“Pledgors” shall have the meaning assigned to such term in the preamble hereto.

“Proceeds” shall mean: (i) all “proceeds” as defined in Article 9 of the UCC and (ii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, including proceeds of any indemnity or guarantee payable to any Pledgor or the Collateral Trustee from time to time with respect to any of the Collateral.

“Secured Obligations” shall mean the collective reference to (i) the due and punctual payment of (x) the principal of and premium, if any, and interest at the applicable rate provided in the Term Priority Lien Documents (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding, under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding) on the Term Priority Lien Debt, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (y) each payment required to be made by any Pledgor under the Term Priority Lien Documents, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (z) all other monetary obligations, including fees, costs, payments for early termination of Designated Hedge Agreements, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any proceeding under the Bankruptcy Code or any applicable provision of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), of any Pledgor to any of the Secured Parties under the Term Priority Lien Documents, (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of any Pledgor under or pursuant to this agreement or any other Term Priority Lien Document and (iii) the due and punctual payment of all obligations of each Pledgor under each Designated Hedge Agreement (and each guaranty entered into in connection with each such Hedge Agreement) with a counterparty that is a Designated Hedge Provider, provided that Secured Obligations shall in no event include Excluded Swap Obligations.

“Secured Parties” shall mean, collectively, (i) the Term Secured Parties, (ii) the Additional Term Secured Parties, if any, (iii) each Designated Hedge Provider that executes and delivers a Pledge Agreement Hedge Provider Joinder pursuant to Section 26 hereof and (iv) any successors, indorsees, transferees and assigns of each of the foregoing.

“Subsidiary Pledgors” shall have the meaning assigned to such term in the preamble hereto.

“Swap Obligation” shall have the meaning assigned to such term in the definition of “Excluded Swap Obligation”.

“Term Agent” shall have the meaning assigned to such term in the preamble hereto.

“Term Collateral Documents” shall mean this Agreement and the other “Security Documents” (as defined in the Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Term Obligations or under which rights or remedies with respect to such Liens are governed.

“Term Documents” shall mean the Credit Agreement, this Agreement, the other Term Collateral Documents and the other “Credit Documents” (as defined in the Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Term Obligation, and any other document or instrument executed or delivered at any time in connection with any Term Obligations, including any intercreditor or joinder agreement among holders of Term Obligations, to the extent such are effective at the relevant time, as each may be amended, supplemented, refunded, deferred, restructured, replaced or refinanced from time to time in whole or in part (whether with the Term Agent, the Collateral Trustee and the Lenders or other agents and lenders or otherwise), in each case in accordance with the provisions of this Agreement.

“Term Guarantee Agreement” shall mean the Term Loan Guarantee and Acknowledgment, dated as of the date hereof, among the Borrower, the other Guarantors (as defined therein) party thereto from time to time and Bank of America, N.A. as Administrative Agent, as the same may be amended, restated or otherwise modified from time to time.

“Term Obligations” shall mean all Secured Obligations outstanding under the Credit Agreement and the other Term Documents. “Term Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Term Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

“Term Priority Lien Claimholders” shall mean, at any relevant time, the holders of Secured Obligations at that time, including the Lenders, the Term Agent and the Collateral Trustee, under the Term Priority Lien Documents.

“Term Priority Lien Debt” shall mean, collectively, the Loans, all additional notes, loans or other indebtedness issued or incurred under any Additional Term Documents and with respect to which the requirements of Section 5.6 of the Intercreditor Agreement and Section 3.8 of the Collateral Trust Agreement have been satisfied, and all notes, loans or other indebtedness issued or incurred under any Refinancing thereof.

“Term Priority Lien Documents” shall mean, collectively, the Term Documents and the Additional Term Documents.

“Term Secured Parties” shall mean, at any time, the Term Agent, the Collateral Trustee, the trustees, agents and other representatives of the Lenders and holders of other Term Priority Lien Debt (including Designated Hedge Providers), the beneficiaries of each indemnification obligation undertaken by any Pledgor under any Term Priority Lien Document and each other holder of, or obligee in respect of, any holder or lender pursuant to any Term Priority Lien Document outstanding at such time; provided that the Additional Term Secured Parties shall not be deemed Term Secured Parties.

“Term Security Agreement” shall mean the Security Agreement dated as of November 9, 2012 among the Borrower, the Parent Pledgor, the Subsidiary Pledgors party thereto from time to time and the Collateral Trustee.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Trustee’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(c) References to “Lenders” in this Agreement shall be deemed to include affiliates of Lenders that may from time to time enter into Designated Hedge Agreements with the Borrower.

(d) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to Sections of this Agreement unless otherwise specified. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

(e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

Section 2. Grant of Security. Each Pledgor hereby transfers, assigns and pledges to the Collateral Trustee, for the ratable benefit of the Secured Parties, and grants to the Collateral Trustee, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Pledgor’s right, title and interest in, to and under the following property (other than property not required to pledged pursuant to Section 9.13 of the Credit Agreement), whether now owned or existing or at any time hereafter acquired or existing or arising (collectively, the “Collateral”):

(a) the Pledged Shares held by such Pledgor and the certificates representing such Pledged Shares and any interest of such Pledgor in the entries on the books or records of the issuer of such Pledged Shares or on the books or records of any financial intermediary pertaining to such Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

(b) the Pledged Debt and the instruments evidencing the Pledged Debt owed to such Pledgor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Debt; and

(c) to the extent not covered by clauses (a) and (b) above, respectively, all Proceeds of any or all of the foregoing Collateral.

Section 3. Security for Secured Obligations. This Agreement secures the payment of all the Secured Obligations. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed to the Collateral Trustee or the Secured Parties under the Credit Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Pledgor.

Section 4. Delivery of the Collateral. All original stock certificates or instruments, if any, representing or evidencing the Collateral shall be promptly delivered to and held by or on behalf of the Collateral Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Trustee; provided that prior to the Discharge of Revolving Credit Obligations (as defined in the Intercreditor Agreement), the Pledgors shall only be required to deliver such Collateral that constitutes Revolving Credit Collateral (as defined in the Intercreditor Agreement) to the Collateral Trustee to the extent (but only to the extent) delivery is required at such time under the Revolving Credit Loan Documents (as defined in the Intercreditor Agreement). The Collateral Trustee shall have the right, at any time after the occurrence and during the continuance of an Event of Default and with notice to the relevant Pledgor, to transfer to or to register in the name of the Collateral Trustee or any of its nominees any or all of the Pledged Shares. Each delivery of Collateral (including any After-acquired Shares) shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which shall be attached hereto as part of Schedule 1 and made a part hereof; provided that the failure to deliver or attach any such schedule hereto shall not affect the validity of such pledge of such securities; provided, further, that the failure by the Collateral Trustee to attach any schedule so delivered shall not constitute a Default or Event of Default hereunder or under any other Credit Document. Each schedule so delivered shall supersede any prior schedules so delivered.

Section 5. Representations and Warranties. Each Pledgor represents and warrants to the Collateral Trustee and each other Secured Party as follows:

(a) Schedule 1 hereto (i) correctly represents as of the Closing Date (A) the issuer, the certificate number, the Pledgor and the record and beneficial owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Pledged Shares and (B) the issuer, the initial principal amount, the Pledgor and holder, date of issuance and maturity date of all Pledged Debt, and (ii) together with the comparable schedule to each supplement hereto, accurately and completely describes all Equity Interests, debt securities and promissory notes required to be pledged hereunder. Except as set forth on Schedule 1, the Pledged Shares represent all (or 65% in the case of voting Equity Interests of any Foreign Subsidiaries) of the issued and outstanding Equity Interests of each class of Equity Interests in the issuer on the Closing Date.

(b) Such Pledgor is the legal and beneficial owner of the Collateral pledged or assigned by such Pledgor hereunder, free and clear of any Lien, except for (x) the Lien created by this Agreement and (y) Liens securing obligations under the Revolving Loan Credit Agreement.

(c) As of the Closing Date, the Pledged Shares pledged by such Pledgor hereunder have been duly authorized and validly issued and, in the case of Pledged Shares issued by a corporation, are fully paid and non-assessable.

(d) As of the Closing Date, all of the Pledged Debt, to the knowledge of such Pledgor only with respect to Pledged Debt owed by an issuer other than a Subsidiary of a Pledgor, has been duly authorized, authenticated or issued, and delivered, and is the legal, valid and binding obligation of the issuers thereof and is not in default.

(e) The execution and delivery by such Pledgor of this Agreement and the pledge of the Collateral pledged by such Pledgor hereunder pursuant hereto create a legal, valid and enforceable security interest in such Collateral and, upon the earlier of (i) delivery of such Collateral to the Collateral Trustee in the State of New York or (ii) the filing of all UCC financing statements naming each Pledgor as “debtor” and the Collateral Trustee as “secured party” and describing the Collateral in the filing offices set forth opposite such Pledgor’s name on Schedule 5(e) hereto, shall (subject to any Liens securing obligations under the Revolving Loan Credit Agreement) constitute a fully perfected Lien on and first priority security interest in the Collateral, securing the payment of the Secured Obligations, in favor of the Collateral Trustee for the benefit of the Secured Parties, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

(f) Such Pledgor has full power, authority and legal right to pledge all the Collateral pledged by such Pledgor pursuant to this Agreement, and this Agreement constitutes a legal, valid and binding obligation of each Pledgor, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

Section 6. Certification of Limited Liability Company, Limited Partnership Interests and Pledged Debt. The Equity Interests in any Domestic Subsidiary that is organized as a limited liability company or limited partnership and pledged hereunder shall be represented by a certificate and in the organizational documents of such Domestic Subsidiary, the applicable Pledgor shall cause the issuer of such interests to elect to treat such interests as a “security” within the meaning of Article 8 of the UCC of its jurisdiction of organization or formation, as applicable, by including in its organizational documents language substantially similar to the following and, accordingly, such interests shall be governed by Article 8 of the UCC:

“The Partnership/Company hereby irrevocably elects that all membership interests in the Partnership/Company shall be securities governed by

Article 8 of the Uniform Commercial Code of [jurisdiction of organization or formation, as applicable]. Each certificate evidencing partnership/membership interests in the Partnership/Company shall bear the following legend: “This certificate evidences an interest in [name of Partnership/LLC] and shall be a security for purposes of Article 8 of the Uniform Commercial Code.” No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.”

Section 7. Further Assurances. Each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, it will promptly execute or otherwise authorize the filing of any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Collateral Trustee or the Term Agent may reasonably request, in order (x) to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby (including the priority thereof) or (y) to enable the Collateral Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

Section 8. Voting Rights; Dividends and Distributions; Etc. (a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not prohibited by the terms of this Agreement or the other Credit Documents.

(ii) The Collateral Trustee shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

(b) Subject to paragraph (c) below, each Pledgor shall be entitled to receive and retain and use, free and clear of the Lien created by this Agreement, any and all dividends, distributions, principal and interest made or paid in respect of the Collateral to the extent permitted by the Credit Agreement, as applicable; provided, however, that any and all noncash dividends, interest, principal or other distributions that would constitute Pledged Shares or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Shares or received in exchange for Pledged Shares or Pledged Debt or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be, and shall be forthwith delivered to the Collateral Trustee to hold as, Collateral and shall, if received by such Pledgor, be received in trust for the benefit of the Collateral Trustee, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Collateral Trustee as Collateral in the same form as so received (with any necessary indorsement).

(c) Upon written notice to a Pledgor by the Collateral Trustee or the Term Agent following the occurrence and during the continuance of an Event of Default,

(i) all rights of such Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall cease, and all such rights shall thereupon become vested in the Collateral Trustee, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights during the continuance of such Event of Default, provided that, unless otherwise directed by the Required Lenders, the Collateral Trustee shall have the right from time to time following the occurrence and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. When no Events of Default are continuing and the Borrower has delivered to the Collateral Trustee a certificate to that effect, or after all Events of Default have been waived pursuant to Section 14.01 of the Credit Agreement, each Pledgor shall have the right to exercise the voting and consensual rights that such Pledgor would otherwise be entitled to exercise pursuant to the terms of Section 8(a)(i) (and the obligations of the Collateral Trustee under Section 8(a)(ii) shall be reinstated);

(ii) all rights of such Pledgor to receive the dividends, distributions and principal and interest payments that such Pledgor would otherwise be authorized to receive and retain pursuant to Section 8(b) shall cease, and all such rights shall thereupon become vested in the Collateral Trustee, which shall thereupon have the sole right to receive and hold as Collateral such dividends, distributions and principal and interest payments during the continuance of such Event of Default. When no Events of Default are continuing and the Borrower has delivered to the Collateral Trustee a certificate to that effect, or after all Events of Default have been waived pursuant to Section 14.01 of the Credit Agreement, the Collateral Trustee shall repay to each Pledgor (without interest) all dividends, distributions and principal and interest payments that such Pledgor would otherwise be permitted to receive, retain and use pursuant to the terms of Section 8(b);

(iii) all dividends, distributions and principal and interest payments that are received by such Pledgor contrary to the provisions of Section 8(b) shall be received in trust for the benefit of the Collateral Trustee, shall be segregated from other property or funds of such Pledgor and shall forthwith be delivered to the Collateral Trustee as Collateral in the same form as so received (with any necessary indorsements); and

(iv) in order to permit the Collateral Trustee to receive all dividends, distributions and principal and interest payments to which it may be entitled under Section 8(b) above, to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 8(c)(i) above, and to receive all dividends, distributions and principal and interest payments that it may be entitled to under Section 8(c)(ii) and (c)(iii) above, such Pledgor shall from time to time execute and deliver to the Collateral Trustee appropriate proxies, dividend payment orders and other instruments as the Collateral Trustee may reasonably request in writing.

Section 9. Transfers and Other Liens; Additional Collateral; Etc. Each Pledgor shall:

(a) not, except as permitted by the Credit Agreement, (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or suffer to exist any consensual Lien upon or with respect to any of the Collateral, except for the Lien created by this Agreement, provided that in the event such Pledgor sells or otherwise disposes of assets as permitted by the Credit Agreement, and such assets are or include any of the Collateral, the Collateral Trustee shall, in accordance with the terms of the Collateral Trust Agreement, release such Collateral to such Pledgor free and clear of the Lien created by this Agreement concurrently with the consummation of such sale;

(b) pledge and, if applicable, cause each Domestic Subsidiary to pledge, to the Collateral Trustee for the ratable benefit of the Secured Parties, immediately upon acquisition thereof, all the Equity Interests and all evidence of Indebtedness held or received by such Pledgor or Domestic Subsidiary required to be pledged hereunder pursuant to Section 9.13 of the Credit Agreement, in each case pursuant to a supplement to this Agreement substantially in the form of Annex A hereto (it being understood that the execution and delivery of such a supplement shall not require the consent of any Pledgor hereunder and that the rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Pledgor as a party to this Agreement); and

(c) defend its and the Collateral Trustee’s title or interest in and to all the Collateral (and in the Proceeds thereof) against any and all Liens (other than the Lien created by this Agreement), however arising, and any and all Persons whomsoever.

Section 10. Collateral Trustee Appointed Attorney-in-Fact; Authority of Collateral Trustee. (a) Each Pledgor hereby appoints, which appointment is irrevocable and coupled with an interest, the Collateral Trustee as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to take any action and to execute any instrument, in each case after the occurrence and during the continuance of an Event of Default, that the Collateral Trustee may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including to receive, indorse and collect all instruments made payable to such Pledgor representing any dividend, distribution or principal or interest payment in respect of the Collateral or any part thereof and to give full discharge for the same.

(b) Each Pledgor acknowledges that the rights and responsibilities of the Collateral Trustee under this Agreement with respect to any action taken by the Collateral Trustee or the exercise or non-exercise by the Collateral Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Trustee and the Secured Parties, be governed by the Collateral Trust Agreement, the other Term Documents and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Trustee and the Pledgors, the Collateral Trustee shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority to so act or refrain from acting, and no Pledgor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

Section 11. The Collateral Trustee’s Duties. The powers conferred on the Collateral Trustee hereunder are solely to protect its interest and the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Trustee or any other Secured Party to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Trustee shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Shares, whether or not the Collateral Trustee or any other Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Trustee shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Trustee accords its own property.

Section 12. Remedies. If any Event of Default shall have occurred and be continuing:

(a) The Collateral Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) or other applicable law or in equity and also may, with notice to the relevant Pledgor, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker’s board or at any of the Collateral Trustee’s offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Trustee shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Trustee shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Trustee or any other Secured Party shall have the right upon any such public sale and, to the extent permitted by law, upon any such private sale, to purchase all or any part of the Collateral so sold, and the Collateral Trustee or such other Secured Party may pay the purchase price by crediting the amount thereof against the Secured Obligations. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Pledgor hereby waives any claim against the Collateral Trustee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Trustee accepts the first offer received and does not offer such Collateral to more than one offeree.

(b) The Collateral Trustee shall apply the proceeds of any collection or sale of the Collateral at any time after receipt as follows:

(i) first, to the payment of all reasonable and documented costs and expenses incurred by the Collateral Trustee in connection with such collection or sale or otherwise in connection with this Agreement, the other Credit Documents or any of the Secured Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Trustee hereunder or under any other Credit Document on behalf of any Pledgor and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document;

(ii) second, to the Secured Parties, an amount equal to all Secured Obligations owing to them on the date of any such distribution, and, if such moneys shall be insufficient to pay such amounts in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the unpaid amounts thereof; and

(iii) third, any surplus then remaining shall be paid to the Pledgors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Upon any sale of the Collateral by the Collateral Trustee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Trustee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Trustee or such officer or be answerable in any way for the misapplication thereof.

(c) The Collateral Trustee may exercise any and all rights and remedies of each Pledgor in respect of the Collateral.

(d) All payments received by any Pledgor in respect of the Collateral after the occurrence and during the continuance of an Event of Default shall be received in trust for the benefit of the Collateral Trustee, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Trustee as Collateral in the same form as so received (with any necessary indorsement).

Section 13. Amendments, etc. with Respect to the Secured Obligations; Waiver of Rights. Each Pledgor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Pledgor and without notice to or further assent by any Pledgor, (a) any demand for payment of any of the Secured Obligations made by the Collateral Trustee or any other Secured Party may be rescinded by such party and any of the Secured Obligations continued, (b) the Secured Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Trustee or any other Secured Party, (c) the Credit Agreement, the other Credit Documents and any other documents executed and delivered in connection therewith and the Designated Hedge Agreements and any other documents executed and delivered in connection therewith and any documents entered into with the Term Agent or the Collateral Trustee, as applicable, or any of their respective affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds may be amended, modified, supplemented or terminated, in whole or in part, as the Term Agent (or the Required Lenders, as the case may be, or, in the case of any Designated Hedge Agreement or documents entered into with the Term Agent or the Collateral Trustee, as applicable, or any of their respective affiliates in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds, the party thereto) may deem advisable from time to time, and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Trustee or any other Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Trustee nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against any Pledgor, the Collateral Trustee or any other Secured Party may, but shall be under no obligation to, make a similar demand on any Borrower or any Pledgor or any other person, and any failure by the Collateral Trustee or any other Secured Party to make any such demand or to collect any payments from any Borrower or any Pledgor or any other person or any release of any Borrower or any Pledgor or any other person shall not relieve any Pledgor in respect of which a demand or collection is not made or any Pledgor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Trustee or any other Secured Party against any Pledgor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Section 14. Continuing Security Interest; Assignments Under the Credit Agreement; Release. (a) This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Pledgor and the successors and assigns thereof, and shall inure to the benefit of the Collateral Trustee and the other Secured Parties and their respective successors, indorsees, transferees and assigns until all the Secured Obligations (other than any contingent indemnity obligations not then due) under the Credit Documents shall have been satisfied by payment in full, and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement and any Designated Hedge Agreement the Credit Parties may be free from any Secured Obligations.

(b) A Subsidiary Pledgor shall automatically be released from its obligations hereunder and the pledge of such Subsidiary Pledgor shall be automatically released upon the consummation of any transaction expressly permitted under the Credit Agreement, as a result of which such Subsidiary Pledgor ceases to be a Subsidiary of the Parent or otherwise ceases to be a Subsidiary Guarantor or a CFC Pledgor.

(c) Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the Credit Agreement or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 14.01 of the Credit Agreement, the obligations of such Pledgor with respect to such Collateral shall be automatically released and such Collateral sold free and clear of the Lien and security interests created hereby.

(d) In connection with any termination or release pursuant to the foregoing paragraph (a), (b) or (c), the Collateral Trustee shall execute and deliver to any Pledgor or authorize the filing of, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the Collateral Trustee.

(e) In connection with the issuance of any Registered Notes (as defined in the Credit Agreement), the Collateral Trustee shall execute and deliver to any Pledgor or authorize the filing of, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence the release of liens on the Equity Collateral; provided that any such release shall be provided only to the extent that (x) the holders of such Registered Notes or the trustee with respect to such Registered Notes, as applicable, are not granted a lien on such Equity Collateral, (y) such release is necessary to enable the Pledgors not to have to comply with reporting obligations under Rule 3-16 of Regulation S-X of the Securities Act and (z) any request for release of the foregoing pledges shall be accompanied by a certificate of an Authorized Officer of the Parent Pledgor in compliance with the requirements set forth in Section 13.11(d) of the Credit Agreement.

Section 15. Reinstatement. Each Pledgor further agrees that, if any payment made by any Credit Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Pledgor, under any bankruptcy law, state, federal or foreign law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Pledgor in respect of the amount of such payment.

Section 16. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 7.7 of the Collateral Trust Agreement. All communications and notices hereunder to any Pledgor shall be given to it in care of the Borrower at the Borrower’s address set forth on Schedule 14.02 to the Credit Agreement.

Section 17. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Collateral Trustee and the Borrower.

Section 18. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 19. Integration. This Agreement, together with the other Credit Documents, represents the agreement of each of the Pledgors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Trustee or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

Section 20. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Pledgor and the Collateral Trustee in accordance with Section 7.1 of the Collateral Trust Agreement.

(b) Neither the Collateral Trustee nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 20(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Trustee or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Trustee or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Trustee or such other Secured Party would otherwise have on any future occasion.

(c) The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 21. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 22. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Collateral Trustee and the other Secured Parties and their respective successors and assigns, except that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Trustee.

Section 23. WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 24. Submission to Jurisdiction; Waivers. Each party hereto irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 16 or at such other address of which the Collateral Trustee shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 24 any special, exemplary, punitive or consequential damages.

Section 25. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 26. Designated Hedge Providers. Each Designated Hedge Provider, by delivery of a joinder agreement in form and substance provided in the Collateral Trust Agreement or otherwise reasonably satisfactory to the Collateral Trustee and the applicable Credit Party, or as otherwise agreed by the Collateral Trustee and such Credit Party (any such agreement a “Pledge Agreement Hedge Provider Joinder”) shall:

(a) acknowledge and consent to the terms of the Intercreditor Agreement and the Collateral Trust Agreement;

(b) agree that, by executing and delivering to the Collateral Trustee the Pledge Agreement Hedge Provider Joinder, such Designated Hedge Provider, with respect to each Designated Hedge Agreement, (i) shall be bound by the provisions of (x) this Agreement and the Term Security Agreement as a “Secured Party” hereunder and thereunder and (y) the Term Guarantee Agreement as a “Guaranteed Party” thereunder and (ii) accepts the rights and obligations with respect to the foregoing;

(c) agree to be bound by Article 13 of the Credit Agreement (including, without limitation, with respect to the release of Liens in connection with any transaction permitted under the Credit Agreement and the application of funds following the exercise of remedies thereunder); and

(d) agree to reimburse, indemnify and hold harmless each Agent-Related Person (as defined in the Credit Agreement) pursuant to Section 13.07 of the Credit Agreement and be bound by such provision as if such provision was expressly set forth herein.

Section 27. Equal and Ratable Sharing of Collateral by Holders of Priority Lien Debt. Notwithstanding (a) anything to the contrary contained in the Security Documents; (b) the time of incurrence of any Series of Priority Lien Debt (as defined in the Collateral Trust Agreement); (c) the order or method of attachment or perfection of any Lien securing any Series of Priority Len Debt; (d) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Liens securing any Series of Priority Lien Debt; (e) the time of taking possession or control over any Collateral securing any Series of Priority Lien Debt; (f) that any Priority Lien (as defined in the Collateral Trust Agreement) may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or (g) the rules for determining priority under any law governing relative priorities of Liens, all Priority Liens granted at any time by any Pledgor will secure, equally and ratably, all present and future Priority Lien Obligations (as defined in the Collateral Trust Agreement) of such Pledgor, as the case may be, as more fully specified in the Collateral Trust Agreement.

The foregoing provision is intended for the benefit of each present and future holder of Priority Lien Obligations, and will be enforceable by each present and future Priority Lien Representative (as defined in the Collateral Trust Agreement) and the Collateral Trustee, as holder of Priority Liens, in each case, as a party to the Collateral Trust Agreement or as a third party beneficiary thereof.

Section 28. Intercreditor Agreement; Collateral Trust Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by the Collateral Trustee hereunder are subject to the provisions of (a) the Third Amended and Restated Intercreditor Agreement, dated as of November 9, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Borrower, the Parent Pledgor, the Subsidiary Pledgors party thereto from time to time, Bank of America, N.A. in its capacity as administrative agent and collateral agent under the Revolving Loan Credit Agreement, the Collateral Trustee and certain other persons which may be or become parties thereto, or become bound thereto from time to time; and (b) the Collateral Trust Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. In the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement, the terms of the Collateral Trust Agreement shall govern and control.

(signature pages follow)

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

MRC GLOBAL INC., as Parent Pledgor

By:	/s/ James E. Braun
	Name:	James E. Braun
	Title:	Executive Vice President and Chief Financial Officer

MCJUNKIN RED MAN CORPORATION, as Pledgor

By:	/s/ James E. Braun
	Name:	James E. Braun
	Title:	Executive Vice President and Chief Financial Officer

GREENBRIER PETROLEUM CORPORATION, as Pledgor

By:	/s/ James E. Braun
	Name:	James E. Braun
	Title:	Executive Vice President and Chief Financial Officer

MCJUNKIN RED MAN DEVELOPMENT CORPORATION, as Pledgor

By:	/s/ James E. Braun
	Name:	James E. Braun
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Pledge Agreement]

MIDWAY-TRISTATE CORPORATION, as Pledgor

By:	/s/ James E. Braun
	Name:	James E. Braun
	Title:	Executive Vice President and Chief Financial Officer

MILTON OIL & GAS COMPANY, as Pledgor

By:	/s/ James E. Braun
	Name:	James E. Braun
	Title:	Executive Vice President and Chief Financial Officer

MRC MANAGEMENT COMPANY, as Pledgor

By:	/s/ James E. Braun
	Name:	James E. Braun
	Title:	Executive Vice President and Chief Financial Officer

RUFFNER REALTY COMPANY, as Pledgor

By:	/s/ James E. Braun
	Name:	James E. Braun
	Title:	Executive Vice President and Chief Financial Officer

THE SOUTH TEXAS SUPPLY COMPANY, INC., as Pledgor

By:	/s/ James E. Braun
	Name:	James E. Braun
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Pledge Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:	/s/ James A. Hanley
	Name:	James A. Hanley
	Title:	Vice President

[Signature Page to Pledge Agreement]

SCHEDULE 1

TO THE TERM LOAN PLEDGE AGREEMENT

Pledged Shares

Pledgor	Issuer	Class of Equity Interest	Certificated (Y/N)	Certificate No(s)	Number of Units	Percentage of Issued and Outstanding Units

[ ]

Pledged Debt

[                    ].

SCHEDULE 5(e)

TO THE TERM LOAN PLEDGE AGREEMENT

FINANCING STATEMENTS

Pledgor	Filing Jurisdiction
MRC Global Inc. McJunkin Red Man Corporation McJunkin Red Man Development Corporation MRC Management Company	Delaware
Midway-Tristate Corporation	New York
Milton Oil & Gas Company Greenbrier Petroleum Corporation Ruffner Realty Company	West Virginia
The South Texas Supply Company, Inc.	Texas

ANNEX A

TO THE PLEDGE AGREEMENT

SUPPLEMENT NO. [    ] dated as of [            ] (this “Supplement”), to the PLEDGE AGREEMENT, dated as of November 9, 2012, among McJunkin Red Man Corporation, a Delaware corporation (the “Borrower”), MRC Global Inc., a Delaware corporation (the “Parent Pledgor”), each of the Subsidiaries of the Parent Pledgor listed on the signature pages thereto (each such Subsidiary being a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Parent Pledgor, the Subsidiary Pledgors and the Borrower are referred to collectively as the “Pledgors”) and U.S. Bank National Association, as Collateral Trustee (in such capacity, the “Collateral Trustee”) under the Credit Agreement referred to below.

A. Reference is made to (a) the Term Loan Credit Agreement, dated as of November 9, 2012 among the Borrower, the Parent Pledgor, the Subsidiary Pledgors named therein, the lending institutions from time to time party thereto (the “Lenders”), Bank of America, N.A., as administrative agent (the “Term Agent”) and the Collateral Trustee (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) and (b) the Term Loan Guarantee dated as of November 9, 2012 (as the same may be amended, restated, supplemented and or otherwise modified from time to time, the “Guarantee”), among the Parent Pledgor and the Subsidiary Pledgors from time to time as Guarantors party thereto, the Borrower and the Collateral Trustee.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement.

C. The Pledgors have entered into the Pledge Agreement in order to induce the Term Agent, the Collateral Trustee, and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans to the Borrower under the Credit Agreement and to induce one or more Lenders or affiliates of Lenders to enter into Designated Hedge Agreements with the Borrower.

D. The undersigned [Pledgors][Subsidiary Guarantors] (each an “Additional Pledgor”) are (a) the legal and beneficial owners of the Equity Interests described under Schedule 1 hereto and issued by the entities named therein (such pledged Equity Interests, together with all other Equity Interests required to be pledged under the Pledge Agreement (the “After-acquired Additional Pledged Shares”), referred to collectively herein as the “Additional Pledged Shares”) and (b) the legal and beneficial owners of the Indebtedness described under Schedule 1 hereto and issued by the entities named therein (such Indebtedness, together with all other Indebtedness required to be pledged under the Pledge Agreement, the “Additional Pledged Debt”), in each case as such schedule may be amended in accordance with the Credit Agreement.

E. Section 9.13 of the Credit Agreement and Section 9(b) of the Pledge Agreement provide that additional Subsidiaries may become Subsidiary Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. Each undersigned Additional Pledgor is executing this Supplement in accordance with the requirements of Section 9(b) of the Pledge Agreement to pledge to the Collateral Trustee for the ratable benefit of the Secured Parties the Additional Pledged Shares and the Additional Pledged Debt [and to become a Subsidiary Pledgor under the Pledge Agreement] in order to induce (i) the Lenders to make additional Loans and as consideration for Loans previously made and (ii) the Lender Counterparties to enter into Designated Hedge Agreements with the Borrower.

Accordingly, the Collateral Trustee and each undersigned Additional Pledgor agree as follows:

SECTION 1. In accordance with Section 9(b) of the Pledge Agreement, each Additional Pledgor by its signature hereby transfers, assigns and pledges to the Collateral Trustee for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Trustee for the ratable benefit of the Secured Parties, a security interest in all of such Additional Pledgor’s right, title and interest in the following, whether now owned or existing or hereafter acquired or existing or arising (collectively, the “Additional Collateral”):

(a) the Additional Pledged Shares held by such Additional Pledgor and the certificates representing such Additional Pledged Shares and any interest of such Additional Pledgor in the entries on the books of the issuer of the Additional Pledged Shares or any financial intermediary pertaining to the Additional Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Additional Pledged Shares;

(b) the Additional Pledged Debt and the instruments evidencing the Additional Pledged Debt owed to such Additional Pledgor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Additional Pledged Debt; and

(c) to the extent not covered by clauses (a) and (b) above, respectively, all Proceeds of any or all of the foregoing Additional Collateral.

For purposes of the Pledge Agreement, (x) the Collateral shall be deemed to include the Additional Collateral and (y) the After-acquired Pledged Shares shall be deemed to include the Additional After-acquired Pledge Shares.

[SECTION 2. Each Additional Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and each Additional Pledgor hereby agrees to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder. Each reference to a “Subsidiary Pledgor” or a “Pledgor” in the Pledge Agreement shall be deemed to include each Additional Pledgor. The Pledge Agreement is hereby incorporated herein by reference.]1

[1]	Include only for Additional Pledgors that are not already signatories to the Pledge Agreement.

SECTION [2][3]. Each Additional Pledgor represents and warrants as follows: (a) Schedule 1 hereto (i) correctly represents as of the date hereof (A) the issuer, the certificate number, the Pledgor and registered owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Additional Pledged Shares and (B) the issuer, the initial principal amount, the Pledgor and holder, date of and maturity date of all Additional Pledged Debt and (ii) together with Schedule 1 to the Pledge Agreement and the comparable schedules to each other Supplement to the Pledge Agreement, accurately and completely describes all Equity Interests, debt securities and promissory notes required to be pledged under the Pledge Agreement. Except as set forth on Schedule 1 hereto, the Additional Pledged Shares represent all (or 65% in the case of pledges of Foreign Subsidiaries) of the issued and outstanding Equity Interests of each class of Equity Interests of the issuer on the date hereof.

(b) Such Additional Pledgor is the legal and beneficial owner of the Additional Collateral pledged or assigned by such Additional Pledgor hereunder free and clear of any Lien, except for the Lien created by this Supplement to the Pledge Agreement.

(c) As of the date of this Supplement, the Additional Pledged Shares pledged by such Additional Pledgor hereunder have been duly authorized and validly issued and, in the case of Additional Pledged Shares issued by a corporation, are fully paid and non-assessable.

(d) The execution and delivery by such Additional Pledgor of this Supplement and the pledge of the Additional Collateral pledged by such Additional Pledgor hereunder pursuant hereto create a valid and perfected first priority security interest in the Additional Collateral, securing the payment of the Secured Obligations, in favor of the Collateral Trustee for the ratable benefit of the Secured Parties.

(e) Such Additional Pledgor has full power, authority and legal right to pledge all the Additional Collateral pledged by such Additional Pledgor pursuant to this Supplement and this Supplement constitutes a legal, valid and binding obligation of each Additional Pledgor, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

SECTION [3][4]. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Trustee and the Borrower. This Supplement shall become effective as to each Additional Pledgor when the Collateral Trustee shall have received counterparts of this Supplement that, when taken together, bear the signatures of such Additional Pledgor and the Collateral Trustee.

SECTION [4][5]. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

SECTION [5][6]. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION [6][7]. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Pledge Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION [7][8]. All notices, requests and demands pursuant hereto shall be made in accordance with Section 16 of the Pledge Agreement. All communications and notices hereunder to each Additional Pledgor shall be given to it in care of the Borrower at the Borrower’s address set forth on Schedule 14.02 to the Credit Agreement.

SECTION [8][9]. Each Additional Pledgor agrees to reimburse the Collateral Trustee for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Trustee.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each Additional Pledgor and the Collateral Trustee have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

, as Additional Pledgor

By:
Name:
Title:

Company Name

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:
Title:

Schedule 1

Pledged Shares

[Provided under separate cover]

Record Owner	Issuer	Certificate No.	Number and Class of Shares	% of Shares Owned

Pledged Debt

Payee	Issuer	Principal Amount	Date of Instrument	Maturity Date